As filed with the Securities and Exchange Commission on May 29, 2001
                                                    Registration No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                  ___________
                                   FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  ___________
                                   SCIOS INC.
             (Exact name of registrant as specified in its charter)

     Delaware                        2834                   95-3701481
 (State or other              (Primary Standard          (I.R.S. Employer
 jurisdiction of                  Industrial          Identification Number)
 incorporation or             Classification Code
 organization)                     Number)
                                  ___________
                             820 West Maude Avenue
                          Sunnyvale, California 94085
                                 (408) 616-8200
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                  ___________
                                 John H. Newman
                             Senior Vice President
                                   SCIOS INC.
                               749 N. Mary Avenue
                          Sunnyvale, California 94085
                                 (408) 616-8200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  ___________
                                   Copies to:

                           Kimberly L. Wilkinson, Esq.
                                Latham & Watkins
                       505 Montgomery Street, Suite 1900
                        San Francisco, California 94111
                                 (415) 391-0600
                                  ___________

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after the Registration Statement becomes effective.
                                  ___________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-53928

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.[_]


                        CALCULATION OF REGISTRATION FEE

========================================================================================================
Title of Each        Amount to be      Proposed Maximum         Proposed Maximum         Amount of
  Class of            Registered      Offering Price Per       Aggregate Offering     Registration Fee
Securities to be        /(1)/            Share /(1)/             Price /(2)/
 Registered
========================================================================================================
Common Stock             --                   --                 $24,000,000              $6,000
 $0.001 par value
========================================================================================================

(1) An indeterminate number of shares of common stock of the registrant as may be sold from time to time is being registered hereunder. In no event will the aggregate offering price of all shares of common stock issued from time to time pursuant to this registration statement exceed $144 million.

(2) Estimated solely for purposes of computing the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

================================================================================

                                EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and General Instruction IV of Form S-3. The contents of our registration statement on Form S-3 (File No. 333-53928), as amended by Amendment No. 1 thereto, are hereby incorporated by reference into this registration statement. This registration statement is filed solely to register an additional $24,000,000 of common stock to be sold by us from time to time.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Sunnyvale, County of Santa Clara, State of California, on the 29th day of May, 2001.

                                    SCIOS INC.


                                    By /s/ Richard B. Brewer
                                      ------------------------------------------
                                      Richard B. Brewer
                                      President and Chief Executive Officer
                                      (Principal Executive Officer)


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard B. Brewer, David W. Gryska and John H. Newman, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 Signature                               Title                      Date
                 ---------                               -----                      ----
     /s/ Richard B. Brewer                        President and Chief           May 29, 2001
___________________________________                Executive Officer
         Richard B. Brewer                   (Principal Executive Officer)

      /s/ David W. Gryska                        Senior Vice President,         May 29, 2001
___________________________________            Finance and Chief Financial
          David W. Gryska                     Officer (Principal Financial
                                                 and Accounting Officer)

      /s/ Donald B. Rice                     Chairman of the Board of           May 29, 2001
___________________________________            Directors
          Donald B. Rice

      /s/ Samuel H. Armacost                 Director                           May 29, 2001
___________________________________
        Samuel H. Armacost

      /s/ Randal J. Kirk                     Director                           May 29, 2001
___________________________________
          Randal J. Kirk

    /s/ Charles A. Sanders                   Director                           May 29, 2001
___________________________________
        Charles A. Sanders

     /s/ Solomon H. Snyder                   Director                           May 29, 2001
___________________________________
         Solomon H. Snyder

      /s/ Burton E. Sobel                    Director                           May 29, 2001
___________________________________
          Burton E. Sobel

      /s/ Eugene L. Step                     Director                           May 29, 2001
___________________________________
          Eugene L. Step

                               INDEX TO EXHIBITS

  EXHIBIT                                   DESCRIPTION
  -------                                   -----------

     5.1   Opinion of Latham & Watkins.

     23.1  Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

     23.2  Consent of PricewaterhouseCoopers LLP, Independent Auditors.

     24.1 Power of Attorney (included in the signature page to this Registration Statement).